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                                                                   EXHIBIT 10.11

                BLACKBAUD RE:NETSOLUTIONS(TM) SERVICES AGREEMENT

This is a legal agreement between your organization ("CLIENT") and Blackbaud, Inc. ("BLACKBAUD") a South Carolina corporation having a principal place of business at 2000 Daniel Island Drive, Charleston, SC 29492.

The Effective Date of this Agreement is the date of the Agreement to Purchase covering the Services. Client acknowledges its unconditional acceptance of this Agreement when it accepts and executes the Agreement to Purchase.

1. SERVICES PROVIDED BY BLACKBAUD. For the term of this Agreement, Blackbaud shall provide Client with its NetSolutions services ("SERVICES"). Blackbaud retains all right, title and interest in and to the Services, all materials furnished by Blackbaud, and all trademarks, service marks and trade names worldwide, subject to a limited license necessary to perform this Agreement.

2. FEES AND PAYMENT. Client shall pay annual fees in advance and in a timely manner, but no later than 10 days after invoicing. Unless otherwise provided, annual fees entitle Client to 5,000 transactions per month per module. Additional annual transaction blocks may be purchased in accordance with Blackbaud's then current rates.

3. TERM. This Agreement commences the date Client purchases the Services and unless terminated sooner pursuant to Section 8, shall be effective until the date one year following. Unless Client or Blackbaud notifies the other in writing at least sixty (60) days before the end of the Term (including any extension) of its intention to terminate this Agreement, the Term shall be automatically extended for additional one (1) year periods.

4. CONFIDENTIAL INFORMATION. Each party shall treat the proprietary information of the other party as strictly confidential and shall not disclose such information to any third party except to those third parties operating under non-disclosure provisions no less restrictive than in this Section and who have a justified business "need to know". Client shall protect the deliverables resulting from Services with the same degree of care. This Agreement imposes no obligation upon the Parties with respect to Confidential Information which either party can establish by legally sufficient evidence: (a) was in the possession of, or was rightfully known by the Recipient without an obligation to maintain its confidentiality prior to receipt from Owner; (b) is or becomes generally known to the public without violation of this Agreement; (c) is obtained by Recipient in good faith from a third party having the right to disclose it without an obligation of confidentiality; (d) is independently developed by Recipient without the participation of individuals who have had access to the Confidential Information; or (e) is required to be disclosed by court order or applicable law, provided notice is promptly given to the Owner and provided further that diligent efforts are undertaken to limit disclosure.

5.   INDEMNITY.

     5.1 BY BLACKBAUD. Blackbaud shall indemnify and defend Client against any claims that the Services delivered to Client infringes any United States or Canadian patent or copyright, provided that Blackbaud is given prompt notice of such claim and is given information, reasonable assistance, and the sole authority to defend or settle said claim. Blackbaud shall have no liability to indemnify and defend Client to the extent (i) the alleged infringement is based on infringing information, data, or content created or furnished by or on behalf of Client or (ii) the alleged infringement is the result of a modification made by anyone other than Blackbaud.

     5.2 BY CLIENT. Client shall indemnify and defend Blackbaud against any claims that any of Client's content provided and included on the donation site infringes or violates any rights of third parties, including without limitation, rights of publicity, rights of privacy, intellectual property, trade secrets or licenses.

6.   WARRANTIES AND REPRESENTATIONS.

     6.1 EACH PARTY. Each party warrants that: (i) it has the right and power to enter into this Agreement, (ii) an authorized representative has executed this Agreement, and (iii) it will comply with any applicable laws and regulations pertaining to this Agreement and the provision of Services. Blackbaud warrants that the Services will be performed in a professional and workmanlike manner in accordance with recognized industry standards. BLACKBAUD EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY (BY ANY TERRITORY OR JURISDICTION) TO THE EXTENT PERMITTED BY LAW, AND FURTHER BLACKBAUD EXPRESSLY EXCLUDES ANY WARRANTY OF NON-INFRINGEMENT (EXCEPT AS SPECIFICALLY

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     PROVIDED), TITLE, FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY TO
     THE EXTENT PERMITTED BY LAW.

     6.2 ASSURANCES OF CLIENT. Client acknowledges that it is the end user of the Services and that Client is a 501(c) organization under IRS regulations and has legal authority to accept charitable donations. Client shall: (a) designate and provide a point of contact, responsible for decisions regarding the donation site, and for answering and resolving questions and issues relating to the Services; (b) provide to Blackbaud all images and content, if any, desired for the donation site in the format required by Blackbaud, and all images and content shall be legally permissible content that does not infringe any third party rights; (c) advise Blackbaud of any changes to Client's operations, or banking relationships or other information that would require a change in the donation site; (d) pay all applicable fees and expenses as same become due.

7. LIMITATION OF LIABILITY. BLACKBAUD'S MAXIMUM LIABILITY FOR ANY ACTION ARISING UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION AND WHETHER IN TORT OR CONTRACT, SHALL BE LIMITED TO THE AMOUNT OF SERVICES FEES PAID BY CLIENT FOR THE SERVICES FROM WHICH THE CLAIM AROSE. IN NO EVENT SHALL BLACKBAUD BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, LOST DATA OR LOST PROFITS, HOWEVER ARISING, EVEN IF CLIENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES AGREE TO THE ALLOCATION OF RISK SET FORTH HEREIN. BLACKBAUD SHALL HAVE NO LIABILITY OR RESPONSIBILITY IN THE EVENT OF ANY LOSS OR INTERRUPTION IN HOSTING SERVICES DUE TO CAUSES BEYOND ITS REASONABLE CONTROL OR FORESEEABILITY, SUCH AS LOSS, INTERRUPTION OR FAILURE OF TELECOMMUNICATIONS OR DIGITAL TRANSMISSIONS AND LINKS, INTERNET SLOWDOWN OR FAILURES.

8. TERMINATION. Either party may terminate this Agreement in the event of a material default by the other and failure to cure such default within 10 days after notice thereof. Client's failure to fully pay any fees due within 10 days after the applicable due date shall be deemed a material breach. Any such termination does not relieve Client of its obligation to pay past due fees as well as legal fees and costs of collection. In the event of any loss or interruption in hosting services due to causes similar to and including scheduled maintenance, repairs, or causes beyond the reasonable control or foreseeability of Blackbaud, such loss or interruption shall not be a material default or cause for termination.

9. GENERAL. Blackbaud performs this Agreement as an independent contractor, not as an employee of Client. Nothing in this Agreement is intended to construe the existence of a partnership, joint venture, or agency relationship between Client and Blackbaud. No modification to this Agreement nor any failure or delay in enforcing any term, exercising any option, or requiring performance shall be binding or construed as a waiver unless agreed to in writing by both parties. Except for Client's obligation to pay Blackbaud, neither party shall be liable for any failure to perform its obligations under this Agreement if prevented from doing so by a cause or causes beyond its control, including without limitation, acts of God or public enemy, failure of suppliers to perform, fire, floods, storms, earthquakes, riots, strikes, war, and restraints of government. All notices or other communications referenced under this Agreement shall be made in writing and sent to the address designated above or otherwise designated from time to time in writing by the Parties. All notices shall be deemed given to the other party if delivered by registered or certified first class mail, postage prepaid; recognized courier delivery; electronic mail or fax. The terms of this Section 5 shall survive termination of this Agreement. This Agreement shall be governed by the laws of the State of South Carolina. Except as otherwise specifically stated herein, remedies shall be cumulative and there shall be no obligation to exercise a particular remedy. If any provision of this Agreement is held to be unenforceable, the other provisions shall nevertheless remain in full force and effect. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter herein, supersedes all prior oral and written understandings, and may only be amended or modified by a writing signed by a duly authorized representative of each party. This Agreement may be executed by facsimile.

CLIENT:                                 BLACKBAUD:

By: ________________________________    By: ________________________________

Name:  _____________________________    Name: ______________________________
Title: ____________________________     Title:______________________________